                                                                    Exhibit 99.1



Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com

Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com


FOR IMMEDIATE RELEASE:

                WESTERN DIGITAL ANNOUNCES LITIGATION SETTLEMENT;
                      UPDATES FISCAL 2003 FINANCIAL RESULTS

LAKE FOREST, Calif. -- Aug. 25, 2003 -- Western Digital Corp. (NYSE: WDC) today announced the settlement of its litigation with Cirrus Logic Inc. (NYSE: CRUS). Under the terms of the settlement, Western Digital will make a one-time payment to Cirrus Logic on or before October 17, 2003 of $45 million. As reflected in the company's public filings, Western Digital had previously recorded an obligation totaling approximately $26.5 million relating to this dispute. In accordance with generally accepted accounting principles, the difference of approximately $18.5 million between the settlement amount and the amount previously recorded will be reflected as a charge to cost of revenue in the fourth quarter ended June 27, 2003.

    The company on July 24, 2003 reported net income of $48.8 million and $200 million for its fourth quarter and year ended June 27, 2003, respectively, or earnings per share of $.23 and $.97, respectively. After taking into account the litigation settlement and related tax impact, the updated net income amounts for the above periods are $31 million and $182 million,

Western Digital Announces Litigation Settlement;
Updates Fiscal 2003 Financial Results
Page 2


respectively, or earnings per share of $.15 and $.89, respectively. Updated statements of income and balance sheets are attached to this release. The company's financial statements will be filed in its Form 10-K as scheduled in late September.

    "We are pleased to resolve this long-standing dispute," said Matt Massengill, chairman and chief executive officer of Western Digital. "With this settlement, we avoid the continued expense and distraction of this litigation and potential trial, and remain focused on our business."

    In July 2001, Western Digital stopped paying Cirrus Logic for read channel chips that had been delivered, cancelled all outstanding purchase orders and filed suit against Cirrus Logic for breach of contract and other claims resulting from Cirrus' role as a strategic supplier of read channel chips for the company's hard drives. In August 2001, Cirrus Logic filed a cross-complaint, seeking compensatory damages of approximately $53 million, including the disputed payable of $26.5 million mentioned above. The matter was scheduled to go to trial in December 2003.

    Western Digital has not purchased read channel devices from Cirrus Logic since July 2001 and all of its current and planned future products incorporate read channel chips from other suppliers.

ABOUT WESTERN DIGITAL

    Western Digital, one of the storage industry's pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users' data close-at-hand and secure from loss.

Western Digital Announces Litigation Settlement;
Updates Fiscal 2003 Financial Results
Page 3


    Western Digital was founded in 1970. The company's storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital brand name. Visit the Investor section of the company's Web site (www.westerndigital.com) to access a variety of financial and investor information.

                                       ###

Western Digital and the Western Digital logo are trademarks of Western Digital Technologies, Inc. Other marks may be mentioned herein that belong to other companies.

                           WESTERN DIGITAL CORPORATION

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                   THREE MONTHS ENDED                        YEAR ENDED
                                                      -------------------------------------------     ---------------------------
                                                        JUN. 27,        MAR. 28,        JUN. 28,       JUN. 27,         JUN. 28,
                                                          2003            2003            2002            2003            2002
                                                      -----------     -----------     -----------     -----------     -----------
Revenue, net                                          $   680,279     $   705,839     $   540,672     $ 2,718,517     $ 2,151,152
Cost of revenue                                           587,085         583,819         466,654       2,275,579       1,869,551
                                                      -----------     -----------     -----------     -----------     -----------
      Gross margin                                         93,194         122,020          74,018         442,938         281,601
                                                      -----------     -----------     -----------     -----------     -----------
Operating expenses:
      Research and development                             33,636          34,726          30,628         134,686         120,128
      Selling, general and administrative .                31,130          30,205          26,161         121,407         110,797
                                                      -----------     -----------     -----------     -----------     -----------
           Total operating expenses                        64,766          64,931          56,789         256,093         230,925
                                                      -----------     -----------     -----------     -----------     -----------
Operating income                                           28,428          57,089          17,229         186,845          50,676
Net interest and other (expense) income                     3,902            (316)           (537)          1,537           1,371
                                                      -----------     -----------     -----------     -----------     -----------
Income from continuing operations
      before income taxes                                  32,330          56,773          16,692         188,382          52,047
Income tax (expense) benefit                               (1,293)         (2,271)           (484)         (7,588)          1,140
                                                      -----------     -----------     -----------     -----------     -----------
Income from continuing operations                          31,037          54,502          16,208         180,794          53,187
Discontinued operations                                      --              --            (3,090)          1,320          12,241
                                                      -----------     -----------     -----------     -----------     -----------
Net income                                            $    31,037     $    54,502     $    13,118     $   182,114     $    65,428
                                                      ===========     ===========     ===========     ===========     ===========



Diluted income per common share:

Income from continuing operations                     $       .15     $       .26     $       .08     $       .88     $       .28
Discontinued operations                                      --              --              (.01)            .01             .06
                                                      -----------     -----------     -----------     -----------     -----------
                                                      $       .15     $       .26     $       .07     $       .89     $       .34
                                                      ===========     ===========     ===========     ===========     ===========

Common shares used in computing per share amounts:

Diluted                                                   213,473         207,724         197,714         205,536         193,708
                                                      ===========     ===========     ===========     ===========     ===========

                           WESTERN DIGITAL CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                   JUN. 27,          JUN. 28,
                                                                     2003              2002
                                                                  ---------         ---------
                                     ASSETS

Current assets:
      Cash and cash equivalents                                   $ 393,241         $ 223,728
      Accounts receivable, net                                      243,903           218,832
      Inventories                                                    97,768            73,395
      Other                                                           9,153            13,205
                                                                  ---------         ---------
           Total current assets                                     744,065           529,160
Property and equipment, net                                         122,087           107,520
                                                                  ---------         ---------
           Total assets                                           $ 866,152         $ 636,680
                                                                  =========         =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                            $ 352,274         $ 302,998
      Accrued expenses                                              153,406           103,474
      Convertible debentures                                           --              86,204
                                                                  ---------         ---------
           Total current liabilities                                505,680           492,676
Other liabilities                                                    33,080            41,142
Shareholders' equity:
      Common stock                                                    2,036             1,954
      Additional paid-in capital                                    659,534           617,200
      Accumulated deficit                                          (334,178)         (516,292)
                                                                  ---------         ---------
           Total shareholders' equity                               327,392           102,862
                                                                  ---------         ---------
           Total liabilities and shareholders' equity             $ 866,152         $ 636,680
                                                                  =========         =========